UNITED STATES

                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT






        Pursuant to Section 13 OR  15(d)  of The Securities Exchange Act of
        1934


        Date of Report (Date of earliest event reported) March 14, 1995.




                           MAXICARE HEALTH PLANS, INC.
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               (Exact name of registrant as specified in its charter)




                 Delaware                0-12024           95-3615709
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        (Name or other jurisdiction    (Commission      (IRS Employer
            of incorporation)          File Number)     Identification No.)




          1149 South Broadway Street, Los Angeles, California    90015
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          (Address of principal executive offices)             (Zip Code)




        Registrant's telephone number, including area code  (213) 765-2000
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        Item 5.  Other Events

                 Maxicare Health Plans, Inc. (the "Company") concluded the redemption of its Series A Cumulative Convertible Preferred Stock ("Series A Stock") on March 14, 1995 (the "Redemption Date"). Holders of approximately 2.27 million shares of Series A Stock converted their shares into approximately 6.25 million shares of the Company's Common Stock. After the Redemption Date, the remaining 21,000 shares of Series A Stock are no longer deemed to be outstanding and holders of Series A Stock certificates are entitled to receive only $25.4625 per share, which represents the redemption price of $25.00 per share plus accrued and unpaid dividends of $.4625 per share, without additional interest thereon when they surrender the Series A Stock Share certificates properly endorsed to American Stock Transfer & Trust Company, the Redemption Agent.

                 As of March 14, 1995, the Company had approximately 17.30 million shares of Common Stock outstanding.














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
                                    SIGNATURES




             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      Maxicare Health Plans, Inc.
                                      ---------------------------------
                                            (Registrant)


        March 14, 1995                By  /s/ EUGENE L. FROELICH
                                      ---------------------------------
                                              Eugene L. Froelich
                                           Chief Financial Officer
                                         and Executive Vice President -
                                         Finance and Administration






























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